IN THE UNITED STATES BANKRUPTCY COURT

             IN AND FOR THE DISTRICT OF ARIZONA



In Re                            |  Chapter 11
                                 |
DIAGNOSTIC INTERNATIONAL, INC.,  |  Case No. B-97-12293-PHX-CGC
                                 |
       Debtor                    |
---------------------------------


          DEBTOR'S MODIFIED PLAN OF REORGANIZATION
                     DATED MAY 21, 1997

     DIAGNOSTIC INTERNATIONAL, INC., Debtor and Debtor-in-Possession in the above-captioned case, Great Southwest Chile Farm, Inc., XXYY Corp., AABB Corp., DII Sub., and Reeves Corp., (collectively referred to as the "Coproponents"), propose the following Modified Plan of Reorganization (the "Plan") incorporating the terms of that certain Global Settlement Agreement dated May 20, 1999 which has resolved the Objections to confirmation of the Debtor's Plan of Reorganization dated October 13, 1997, filed by certain creditors and holders of equity security interest.

     ARTICLE I

                         DEFINITIONS

A.   Comments Concerning Defined And Undefined Terms.

     For the purpose of this Modified Plan of Reorganization (hereinafter, the "Modified Plan"), except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings assigned to them in this Article I of the Modified Plan. Whenever the context requires, such terms shall include the plural and the singular number. The masculine gender as used in the Modified Plan shall, unless the context otherwise requires, include the feminine gender, and the feminine gender shall likewise include the masculine.

     All other legal terms shall have the meanings ascribed to them by the Bankruptcy Code, title 11 U.S.C. 102, et seq., (hereinafter, the "Code") and the Federal Rules of Bankruptcy Procedure promulgated pursuant to 28 U.S.C.
2075 and the amendments thereto made applicable to this Case by Law.

B.   Defined Terms.

     Subject to the qualifications contained in the foregoing paragraph, the following terms are defined as follows whenever used in this Plan:

     1. "Allowed Administrative Claim" shall mean an Allowed Claim for payment of an administrative expense of a kind described in Section 503(b) of the Code, including, without limitation, the actual, necessary costs and expenses of preserving the estate and operating the business of the Debtors. Such sums include wages, salaries or commissions due employees for services rendered after the commencement of the Case, compensation for legal and other professional services and reimbursement of expenses awarded under 330(a) or 331 of the Code and all lawful fees and charges assessed against the estate under title 28 of the United States Code.

     2.   "Allowed Claim or Allowed Interest" shall mean a
Claim or Interest having the following characteristics:

          a. Either such Claim or Interest was listed in the Chapter 11 schedules the Debtors filed with the United States Bankruptcy Court for the District of Arizona (hereafter, the "Court") pursuant to 521 of the Code and such Claim or Interest was not identified in those schedules as "disputed", "contingent" or Unliquidated", or proof such Claim or Interest has been filed with the Court in the time and in the manner prescribed by the Court and the Federal Rules of Bankruptcy Procedure; and

          b. No objection to the allowance of such Claim or Interest has been interposed within the periods of limitation fixed by the Court, the Code or the Federal Rules of Bankruptcy Procedure or any order resolving any objection to the allowance of such Claim or Interest has become a Final Order;

     3. "Allowed Secured Claim" shall mean all or that portion of a Claim which both constitutes an Allowed Claim and which has been specifically allowed as a "secured claim" pursuant to 506(a) of the Code.

     4.   "Allowed Unsecured Claim" shall mean an Allowed
Claim which is not an Allowed Administrative Claim, an Allowed Secured Claim or an Allowed Claim entitled to priority pursuant to 507 of the code.

     5. "Bankruptcy Code" shall mean the federal statutes known as the "Bankruptcy Code", which are set forth in Title
11 of the United States Code, 11 U.S.C.  101, et seq.

     6.   "Bankruptcy Court" shall mean the United States
Bankruptcy Court for the District of Arizona or the United
States District Court of Arizona when a district judge is acting as a trial judge and not an appellate judge in the Case.

     7. "Federal Rules of Bankruptcy Procedure" shall mean those rules of procedure governing bankruptcy and contested matters and adversary proceedings in the cases which have been promulgated pursuant to 28 U.S.C. 2075, and any amendments to those rules applicable to this Case by law.

     8. "Case" shall mean the Chapter 11 case of DIAGNOSTIC INTERNATIONAL, INC., pending in the United States
Bankruptcy Court for the District of Arizona and currently assigned Case No. B-97-12293-PHX-CGC.

     9. "Claim" shall mean a "claim", as defined by 101(5) of the Code, against the Debtors, against property of the Debtors or against property of the estate.

     10.  "Class" shall mean any class into which Allowed
Claims or Allowed Interests are classified pursuant to this Plan.

     11. "Code" shall mean the "Bankruptcy Code", defined in this section of the Modified Plan.

     12.  "Confirmation" shall mean the signing, by a United
States Bankruptcy Judge or by a United States District Judge acting as a trial judge and not as an appellate judge, of all orders need to confirm the Modified Plan.

     13. "Confirmation Order" shall mean the order (or orders) confirming the Modified Plan, signed by a United States Bankruptcy Judge or a United States District Judge, acting as a trial judge and not as an appellate judge, after entry of that order (or those orders) on the court's docket.

     14. "Confirmation of the Modified Plan" shall mean entry on court's docket of all orders necessary to confirm the Modified Plan.

     15. "Consummation of the Modified Plan" shall mean the accomplishment of all things contained or provided for in the Modified Plan and the entry of an order closing the Case Pursuant to Rule 3022 of the Federal Rules of Bankruptcy Procedure.

     16. "Court" shall mean Bankruptcy Court as defined in this section of the Modified Plan. When not capitalized, the word "court" shall mean such court exercising proper jurisdiction in the case as the context of the Modified Plan makes appropriate. For example, as used in the phrase "entry of an order on the docket of the court", the term "court" can refer to the United States Bankruptcy Court for the District of Arizona, the United States District Circuit or the United States Supreme Court, depending upon which court has issued the order in the Case.

     17.  "Creditor" shall mean any entity holding a Claim.

     18.  "Debtor" shall mean DIAGNOSTIC INTERNATIONAL,
INC., the entity named as Debtor in the petition commencing this Case.

     19. "Disclosure Statement" shall mean the written disclosure statement the Debtor filed in this Case and approved by the Court pursuant to Section 1125 of the Case.

     20. "Disputed Claim" or "Disputed Interest" shall mean either (a) a Claim or an Interest listed in the Chapter 11 schedules filed by the Debtor pursuant to 521 of the Code and designated as "disputed", "contingent" or unliquidated" or (b) a Claim or an Interest to which an objection has been filed by a party in interest and which objection has not been resolved by an order which has become a Final Order on or before the Effective Date.

     21. "Effective Date" shall mean that date which is eleven (11) days after the Order Confirming Modified Plan is executed by the Bankruptcy Court; that is, the date all orders necessary to confirmation of the Modified Plan become Final Orders.

     22. "Final Order" shall mean an order or judgment having the following characteristics: (a) it has sufficient finalit y under applicable law to be appealable as of right,
(b) the filing of any motion to alter or amend it or to reconsider it, except such a motion brought pursuant to Rule 9024 of the Federal Rules of Bankruptcy Procedure and Rule 60 of the Federal Rules of Civil Procedure, is subject to being denied as untimely, (c) it has been entered on the court's docket for a sufficient period of time such that the filing of any notice of appeal from it is subject to being dismissed as commencing an untimely appeal, (d) it has not been reversed, (e) it is not stayed, (f) it is not the subject of a pending motion seeking relief from it, reconsideration of it, or to alter or amend it, and (g) it is not the subject of a pending appeal or a pending motion for review or rehearing on appeal.

     23, "Interest" shall mean equity interest in the Debtor represented by issued and outstanding stock in the Debtor.

     24. "Legal Rate" shall mean the rate of interest as defined by 28 U.S.C. 1961 as of the Effective Date.

     25. "New Common Stock" shall mean common stock of the Reorganized Debtor which may be issued under the Modified
Plan and distributed in the manner provided by the Modified
Plan.

     26. "Petition" shall mean the Petition commencing this Case, filed by Debtor on September 9, 1997, and all amendments to that Petition.

     27. "Petition Date" shall mean this Chapter 11 Plan of Reorganization, including all exhibits to this Plan, either in their present form or as they may be altered, amended or modified from time to time in accordance with the provisions of this Plan, the Code and the Federal Rules of Bankruptcy Procedure.

     28. "Plan" shall mean this Chapter 11 Plan of Reorganization, including all exhibits to this Plan, either in their present form or as they may be altered, amended or modified from time to time in accordance with the provisions of this Plan, the Code and the Federal Rules of Bankruptcy Procedure.

     29. "Redeemable Convertible Preferred Stock" shall mean preferred shares of the Reorganized Debtor which may be issued under the Modified Plan in the manner provided in the Modified Plan.

     30. "Old Common Stock" shall mean any validly issued and fully paid common stock of the Debtor issued and outstanding on the Petition Date.

     31. "Reorganized Debtor" shall mean the entity succeeding to the property interests of the Debtor on the Effective Date and having the rights, powers, duties and interests granted the "Reorganized Debtor" set forth in the Modified Plan and granted entities having plans of reorganization confirmed under Chapter 11 of the Bankruptcy
Code.

     32. "Secured Creditor" shall mean any Creditor holding a lien, security interest, or other encumbrance which has been properly perfected as required by law with respect to the property owned by the Debtor on the Petition Date and which is neither subject to a pending proceeding seeking to vacate or disallow it nor vacated or disallowed by court order or operation of law.

     33.  "Great Southwest Chile Farm" shall refer to an
Arizona corporation, Great Southwest Child Farm ("GSWCF"), that has _______ authorized shares of common stock, no par value, and _____ outstanding shares of stock. The Debtor owns 100% of the outstanding shares of stock of GSWCF.
GSWCF is an affiliate of Debtor participating in this joint plan with Debtor.

     34.  "XXYY Corp." shall refer to an Arizona
corporation, XXYY Corp., that has 100,000,000 authorized shares of common stock, no par value, and 1,000,000 outstanding shares of stock. The Debtor owns 100% of the outstanding shares of XXYY Corp. XXYY Corp., is an affiliate of Debtor participating in this joint plan with Debtor.

     35.  "AABB Corp." shall refer to an Arizona
corporation, AABB Corp., that has 100,000,000 authorized shares of common stock, no par value, and 1,000,000 outstanding shares of stock. The Debtor owns 100% of the outstanding shares of stock of AABB Corp. AABB is an affiliate of Debtor participating in this joint plan with Debtor.

     36. "DII Sub" shall refer to an Arizona corporation, DII Sub, that has 100,000,000 authorized shares of common stock, no par value, and 1,000,000 outstanding shares of stock. The Debtor owns 100% of the outstanding shares of DII Sub. DII Sub, is an affiliate of Debtor participating in this joint plan with Debtor.

     37. "Reeves Corp," shall refer to an Arizona corporation, Reeves Corp., that has 100,000,000 authorized shares of common stock, no par value, and 5,000,000 outstanding shares of stock. The Debtor owns 100% of the outstanding shares of Reeves Corp. Reeves Corp., is an affiliate of Debtor participating in this joint plan with Debtor.

     38. "Diagnostic Unit" shall mean the unit to be created by the Debtor consisting of the following: one share of New Common Stock of the Reorganized Debtor; one warrant to purchase one share of New Common Stock of the Reorganized Debtor at a price of fifty percent (50%) of the preceding thirty (30) days average bid which will expire two years from the Effective Date (an "A Warrant"); one warrant to purchase one share of New Common Stock of the Reorganized Debtor at a price of sixty percent (60%) of the preceding thirty (30) days average bid, which will expire three years from the Effective Date; one warrant to purchase one (1) share of New Common Stock of the Reorganized Debtor at a price of seventy-five percent (75%) of the preceding thirty
(30) days average bid, which will expire four years from the Effective Date. Each Diagnostic A Warrant, B Warrant and C Warrant shall be callable by Diagnostic at anytime. Each share or warrant comprising part of a Diagnostic Unit may be traded independently.

     39. "GSWCF Unit" shall mean the unit to be created by the Debtor consisting of the following: one share of common stock of GSWCF; one warrant to purchase one share of common stock of GSWCF at a price of fifty (50%) of the preceding thirty (30) days average bid which will expire two years from the Effective Date (an "A Warrant") ; one warrant to purchase one share of common stock of GSWCF at a price of sixty percent (60%) of the preceding thirty (30) days average bid, which will expire three years from the Effective Date; one warrant to purchase one share of common stock of GSWCF at a price of seventy-five (75%) of the preceding thirty (30) days average bid, which will expire four years from the Effective Date. Each such A Warrant, B Warrant and C Warrant shall be callable by GSWCF at anytime. Each share or warrant comprising part of a GSWCF Unit may be traded independently.

     40. "XXYY Unit" shall mean the unit to be created by the Debtor consisting of the following: one share of common stock of XXYY Corp.; one warrant to purchase one share of common stock of XXYY Corp., at a price of fifty percent (50%) of the preceding thirty (30) days average bid which will expire two years from the Effective Date (an "A Warrant"); one warrant to purchase one share of common stock of XXYY Corp., at a price of sixty percent (60%) of the preceding thirty (30) days average bid, which will expire three years from the Effective Date; one warrant to purchase one share of common stock of XXYY Corp., at a price of seventy-five (75%) of the preceding thirty (30) days average bid, which will expire four years from the Effective Date. Each such A Warrant, B Warrant and C Warrant shall be callable by XXYY Corp., at anytime. Each share or warrant comprising part of an XXYY Unit may be traded independently.

     41. "AABB Unit" shall mean the unit to be created by the Debtor consisting of the following: one share of common stock of AABB Corp.; one warrant to purchase one share of common stock of AABB Corp., at a price of fifty percent (50) of the preceding thirty (30) days average bid which will expire two years from the Effective Date (an "A Warrant"); one warrant to purchase one share of common stock of AABB Corp., at a price of sixty percent (60%) of the preceding thirty (30) days average bid, which will expire three years from the Effective Date; one warrant to purchase one share of common stock of AABB Corp., at a price of seventy-five percent (75%) of the preceding thirty (30) days average bid, which will expire four years from the Effective Date. Each such A Warrant, B Warrant and C Warrant shall be callable by AABB Corp. at anytime. Each share or warrant comprising part of an AABB Unit may be traded independently.

     42. "DII Sub Unit" shall mean the unit to be created by the Debtor consisting of the following: one share of common stock of DII Sub; one warrant to purchase one share of common stock of DII Sub, at a price of fifty percent (50%) of the preceding thirty (30) days average bid which will expire two years from the Effective Date (an "A Warrant"); one warrant to purchase one share of common stock of DII Sub, at a price of sixty percent (60%) of the preceding thirty (30) days average bid, which will expire three years from the Effective Date; one warrant to purchase one share of common stock of DII Sub, at a price of seventy-five (75%) of the preceding thirty (30) days average bid, which will expire four years from the Effective Date. Each such warrant shall be callable by DII Sub at any time. Each share or warrant comprising part of a DII Sub Unit may be traded independently.

     43, "Reeves Corp Unit" shall mean the unit to be created by the Debtor consisting of the following: one share of common stock of Reeves Corp; one warrant to purchase one share of common stock of Reeves Corp, at a price of fifty percent (50%) of the preceding thirty (30) days average bid which will expire two years from the Effective Date (an "A Warrant"); one warrant to purchase one share of common stock of Reeves Corp, at a price of sixty percent (60%) of the preceding thirty (30) days average bid, which will expire three years from the Effective Date; one warrant to purchase one share of common stock of Reeves Corp, at a price of seventy-five (75%) of the preceding thirty (30) days average bid, which will expire four years from the Effective Date. Each warrant shall be callable by Reeves Corp at any time. Each share or warrant comprising part of a Reeves Corp Unit may be traded independently.

     44, "Unsecured Creditor" shall mean any holder of an Allowed Unsecured Claim.

                         ARTICLE II

               OBJECTIVE OF THE REORGANIZATION

     This Plan provides for the reorganization of Debtor as a going concern and the creation of additional subsidiaries that Debtor contemplates will acquire other assets and/or existing business operations with the objective of creating substantial value for its secured and unsecured creditors and its shareholders. Diagnostic Units, GSWCF Units, XXYY Units, AABB Units, DII Sub Units, Reeves Corp Units, and/or Preferred Stock will be issued to creditors in differing amounts depending upon classification in full satisfaction of their Allowed Claims and to it current Equity Interest Holders. All of Debtor's Old Common Stock shall be canceled pursuant to this Plan.

     The Debtor is authorized to issue New Common and stock of its affiliates and C-Proponents, GSWCF, XXYY Corp., AABB Corp., DII Sub and Reeves Corp., to its creditors in satisfaction of their allowed claims and to its equity interest holders.

     As set forth more fully below and in Debtor's Disclosure Statement, if Debtor's assets were liquidated in a case under Chapter 7, the creditors holding general unsecured claims would receive nothing for their claims since all of Debtor's assets are fully encumbered by the secured claims of Marathon Investments, Inc., and Quantum, Inc. Debtor and its Co-Proponents believe that by continuing Debtor's existing business through the reorganized structure created by operation of this Plan, the creditors and equity security holders will receive a far greater return than through a liquidation.

                        ARTICLE III.
                 POSTCONFIRMATION MANAGEMENT
                 OF THE REORGANIZED DEBTOR.

     A.   The Board of Directors and Corporate Officers.

     Notwithstanding the issuance of securities pursuant to this Plan, some or all of which may give full voting rights to holders of those securities, the initial board of directors of the Reorganized Debtor shall consist of those persons designated below. If a director designated as a member of the initial board of directors is unable to complete his or her tenure, the remaining director shall elect a new director.

     The  initial  board  of directors for  the  Reorganized
Debtor shall be comprised of the following persons:
     Name
     Jason Pratte
     Dave Nichols
     Bob Nicholson

           The individuals identified below will serve as officers of the Reorganized Debtor:

          Name           Offices to Be Held
          Jason Pratte        Chairman of the Board, CEO and
President
          Dan Sadowsky   Vice President, Treasurer
           Annamarie  Collins    Vice President  Operations,
Corporate Secretary

     B,   Qualifications of Directors and Officers.
           The qualifications of the individuals who will constitute the initial Board of Directors and serve as Officers of the Reorganized Debtor are as set forth in the Disclosure Statement.
     C.   Compensation of Directors and Officers
           The following table shows the initial proposed annual salaries of those individuals who will be the directors and officers of the Reorganized Debtor immediately following confirmation of the Modified Plan:

Name                  Positions to Be Held             Remuneration

Jason Pratte          Chairman, CEO and President      $65,000.00

Dan Sadowsky          Vice President, Treasurer        $26,000.00

Annamarie Collins     Secretary                        $38,000.00

     It is also contemplated that certain stock options will at some time in the future be granted by the Reorganized Debtor to certain officers, directors and key employees, although no specifics have as of the date of this Modified Plan been determined.
     The directors of the Reorganized Debtor will be authorized to approve reimbursement to directors for actual expenses incurred, compensation to directors for attendance at meetings of the board of directors, and salaries for corporate officers following confirmation. Nevertheless, the Reorganized Debtor's initial corporate board has no plans to approve any such reimbursement or compensation for directors or officers, other than as described in the Disclosure Statement and this Modified Plan.
     D.     Meetings  of  Directors  and  Selection  of  New
Directors.
     Following the Effective Date of this Modified Plan, the board of directors of the Reorganized Debtor shall meet monthly or more frequently. The initial board of directors shall serve until the next annual meeting of shareholders held pursuant to the Articles of Incorporation and/or Bylaws of the Reorganized Debtor.
                         ARTICLE IV.
           ANTICIPATED POSTCONFIRMATION LITIGATION
     Litigation between the Debtor and the Reeves Group, including the Reeves Group's objections to confirmation of the Debtor's Plan of Reorganization, dated October 13, 1997, and Adversary Case No. 98-77, have been resolved through that certain Global Settlement Agreement, dated May 20, 1999. Accordingly, there will be no postconfirmation litigation between said parties. However, the Debtor does anticipate possible postconfirmation litigation as to a former insider named Anita Goodloe and her associate Joe Niederquel, alleged creditors of the Debtor, as to their apparent use of the Debtor's trade secrets and trademark infringement either before the Bankruptcy Court or in State Court.
                          ARTICLE V
      ACCEPTANCE AND REJECTION OF EXECUTORY CONTRACTS.
     In accordance with U.S.C. 365, the Debtor hereby assumes all executory contracts and unexpired leases identified in Exhibit "1".
     Pursuant to 11 U.S.C. 365, the Debtor has rejected or hereby rejects the executory contracts and leases identified in Exhibit "2".
     Any person or entity injured by such rejection shall be deemed to hold an unsecured claim against the Debtor to the extent allowed, and, within ten (10) days before the initial hearing on confirmation of the Modified Plan, must file a proof of claim for any damages resulting therefrom or be forever barred from asserting any claim.
     The Debtor reserves the right to apply to the Bankruptcy Court at any time prior to confirmation of the Modified Plan to reject any and all other contracts which are executory.
                         ARTICLE VI
           DESCRIPTIONS OF SECURITIES TO BE ISSUED
          IN SATISFACTION OF CLAIMS AND INTERESTS.

     A.   Identification of Securities
          1.   New Common Stock.
               Debtor shall issue shares of New Common Stock in Reorganized Debtor and issue a portion of the securities of Debtor's Co-Proponents/affiliates GSWCF, XXYY Corp., AABB Corp., DII Sub and Reeves Corp., in different ratios to each Class of Claims and Interests. Upon the issuance of such shares, they will be deemed fully paid and non-assessable and shall be entitled to one vote each.
                 Debtor will distribute the certificates comprising the Diagnostic Units, GSWCF Units, XXYY Corp Units, AABB Corp Units and DII Sub Units. The Reeves Group will distribute the certificates comprising the Reeves Corp Units. Debtor is authorized to distribute the common stock and warrants of the other Co-Proponents and the Reeves Group is authorized to distribute the certificates relating to the Reeves Corp Units.
                Debtor's best estimates on the number and percentages of units to be distributed to each Class are based upon the dollar amounts of claims the Debtor believes to be in those classes, the aggregate amount of stock in Diagnostic at the time of filing of the Modified Plan and the Global Settlement Agreement. The Debtor estimates the distribution to the different classes in the following ratios:
          a.   Diagnostic Units:  1,000,000 total units.
                1) Marathon Investments, Inc., shall receive
          440,000 units.
                2) Quantum Incorporated shall receive 70,000 units.
                3) The Class of Unsecured Creditors shall receive 140,000 units.
                4)  The  Class  of Allowed  Equity  Interest
          Holders shall receive
                    250,000 units.
               5) Don Bankston shall receive 100,000 units.
          b.   GSWCF Units:  1,000,000 total units.
                1) Marathon Investments, Inc., shall receive
          580,000 GSWCF
                    Units.
               2) Quantum Incorporated shall receive 200,000
          GSWCF Units.
                3) The class of Unsecured Creditors shall receive 120,000 GSWCF
                    Units.
                4)  The  Class  of Allowed  Equity  Interest
          Holders shall receive
                    100,000 GSWCF Units.
          c.   XXYY Units:  1,000,000 total units.
                1)  Marathon Investments Inc., shall receive
          300,000 XXYY
                    Units.

               2) Quantum Incorporated shall receive 480,000
          XXYY Units.
                3) The Class of Unsecured Creditors shall receive 90,000
                     XXYY Units.
                4) Allowed Interest Equity Holders shall receive 130,000
                    XXYY Units.

          d.   AABB Units:  1,000,000 total units.

                1)  Marathon Investments Inc., shall receive
          300,000 AABB Units.
               2) Quantum Incorporated shall receive 480,000
          AABB Units.
                3) The Class of Unsecured Claims shall receive 100,000 AABB
                    Units.
                4)  The  Class  of Allowed  Equity  Interest
          Holders shall receive
                    120,000 AABB units.

          e.   DII Sub Units:  1,000,000 total units.

                1) The Class of Unsecured Creditors shall receive 50,000 DII Sub
                    Units.
                2)  The  Class  of Allowed  Equity  Interest
          Holders shall receive
                    200,000 DII Sub Units.
               3) 750,000 DII Sub Units shall be issued into the name of the
                    Reorganized Debtor.

          f.   Reeves Corp. Units:  5,000,000 total units.

                1) The Class of the Reeves Group shall receive 2,550,000 Reeves
                    Corp. Units.
                2)  The  Class  of Allowed  Equity  Interest
          Holders, with the
                     exception  of  Don  Bankston,  Marathon
          Investments, Inc.,
                     Quantum Incorporated, Bankston Electric
          Company and
                    Monarch Investments, Inc., shall receive
          2,450,000 Reeves
                    Corp Units.

          2.   Redeemable Convertible Preferred Stock.
     The Modified plan calls for the issuance of shares of Redeemable Convertible Preferred Shares ("Preferred Stock") to Marathon and Quantum in different amounts. Upon the issuance of such shares in cancellation of indebtedness, all of the shares will be duly issued, fully paid and non-assessable and shall be subject to the following:
     a. The value of each share shall be One Dollar ($1.00) and the payment of indebtedness shall be based thereon.
     b. Holders shall receive five percent (5%) annually of the aggregate face value of all such shares held by Holders of Preferred Stock.
     c. The shares are redeemable by Diagnostic for a period of five (5) years at one hundred Twenty-Five percent (125%) of face value. Any interest earned and not paid will also be paid at the time of redemption.
     d. Holders have the option of converting shares of Preferred Stock on a basis of one share of New Common Stock for each share of Preferred Stock.
     e. Holders of Preferred Stock shall have the right to have one (1) vote for each share of Preferred Stock.
     3.   Warrants.
     The Reorganized Debtor shall issue Class A, Class B and Class C Warrants in Reorganized Debtor, GSWCF, XXYY Corp., AABB Corp., DII Sub and Reeves Corp., to creditors and equity interest holders, as hereinafter defined:
     a.   Class A - Common Stock Warrants.
     Each Class A Warrant issued as part of a Diagnostic Unit, GSWCF Unit, XXYY Unit, AABB Unit, Reeves Corp Unit or DII Sub Unit entitles the holder to purchase one (1) share of the company related to that unit at a price of fifty percent (50%) of the preceding thirty (30) days average bid, and will expire two years from the Effective Date.
     Each such A Warrant shall be callable by the Reorganized Debtor, GSWCF, XXYY Corp., AABB Corp., Reeves Corp., or DII Sub at anytime.
     b.   Class B - Common Stock Warrants.
     Each Class B Warrant issued as part of a Diagnostic Unit, GSWCF Unit, XXYY Unit, AABB Unit, Reeves Corp Unit, or DII Sub Unit entitles the holder to purchase one (1) share of the company related to that unit at a price of seventy-five percent (60%) of the preceding thirty (30) days' average bid, and will expire three years from the Effective Date.
     Each such B Warrant shall be callable by the Reorganized Debtor, GSWCF, XXYY Corp., AABB Corp., Reeves Corp., or DII Sub at anytime.
     c.   Class C - Common Stock Warrants.
     Each Class C Warrant issued as a part of a Diagnostic Unit, GSWCF Unit, XXYY Unit, AABB Unit, Reeves Corp Unit or DII Sub Unit entitles the holder to purchase one (1) share of the company related to that unit at a price of seventy-five percent (75%) of the preceding thirty (30) days' average bid, and will expire four years from the Effective Date.
     Each such C Warrant shall be callable by Reorganized Debtor, GSWCF, XXYY Corp., AABB Corp, Reeves Corp., or DII Sub at anytime.
     4.   Dividends.
     No dividends have been paid by the Debtor. The declaration of any future cash or stock dividends will be made at the discretion of the Reorganized Debtor's board of directors.
     It is anticipated that any income received will be devoted to the Reorganized Debtor's future operations. The Debtor does not anticipate the payment of cash dividends on the Reorganized Debtor's common stock in the foreseeable future, and any decision to pay dividends will depend on the Reorganized Debtor's profitability, funds legally available therefor and other factors.
     5.   Transfer Agent.
     The registrar and transfer agent for the stock and rights as issued pursuant to the Modified Plan will be __________, Phoenix, Arizona.
     6.   Reporting.
     Diagnostic is not subject to the reporting requirements of the Security Exchange Act of 1934 (the "1934 Act") at this time.
     7.   Resale of Common Stock.
          a.   Resales in General.
           In general, securities issued in a Chapter 11 reorganization by a debtor to a creditor on account of a claim may be resold by a holder without registration under the 1933 Act or other laws, in reliance on the exemption from registration provided by the Bankruptcy Code, unless the holder is an "underwriter" with respect to such securities, as the term "underwriter" is defined in the Bankruptcy Code. Securities issued under a plan of reorganization to new investors do not benefit from a bankruptcy law exemption from registration.
          Section 1145(b)(1) of the Bankruptcy Code provides that "except with respect to ordinary trading transactions," an entity is an "underwriter" if such entity: (A) purchases a claim against or interest in a debtor with a view to distribution of any security received in exchange for such claim or interest; (B) offers to sell securities offered or sold under the Modified Plan for the holders of such securities (except certain offers to sell fractional interests); (C) offers to buy securities offered or sold under the Modified Plan from the holders of such securities if the offer to buy is made with a view to distributing such securities and the offer to buy if made under an agreement made in connection with the Modified Plan, with the consummation of the Modified Plan, or with the offer or sale of securities under the Modified Plan of reorganization; or
(D) is an issuer with respect to a reorganized debtor's securities, as the term "issuer" is used in 2(11) of the 1933 Act". In the context of the Modified Plan, an "issuer" under 2(11) of the 1933 Act includes any person directly or indirectly controlling or controlled by the Debtor or any person under direct or indirect control with the Debtor. Whether a person is an "issuer" and, therefore, an "underwriter" for purposes of 1145(b) of the Bankruptcy Code depends upon a number of factors, including the relative size of the shareholder's equity interest in the Debtor; the distribution and concentration of other equity interests in the Debtor; whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions; and whether the person actually has such power notwithstanding the absence of formal indicia of control.
     Because of complex and subjective issues involved in determining issuer and underwriter status, creditors and equity interest holders are urged to consult with their attorneys concerning whether they will be able to trade freely any securities they are to receive under the Modified Plan. NEITHER THE DEBTOR NOR ANY OF ITS REPRESENTATIVES MAKE ANY REPRESENTATIONS AS TO WHETHER ANY SECURITIES ISSUED PURSUANT TO The Modified Plan, ONCE PLACED IN THE HANDS OF RECIPIENTS UNDER The Modified Plan, MAY BE FREELY TRADED. Persons who may be underwriters must either register the securities under the 1933 Act in connection with a resale or use an applicable exemption from registration.
     The Reorganized Debtor is not obligated to register securities issue pursuant to the Modified Plan or to assist holders of such securities in establishing an exemption from registration. Accordingly, any entity becoming a holder of such securities who is determined to be an underwriter may be able to dispose of the securities only in limited circumstances.
     If the Reorganized Debtor has reason to believe that a recipient of its securities pursuant to the Modified Plan may be an underwriter, the Reorganized Debtor may require from such recipient a statement that the recipient is aware of Section 1145 of the Bankruptcy Code and the requirements of the 1933 Act regarding resale of those securities and that those securities held by such recipient will be sold in compliance with the 1933 Act.
          b.   State "Blue Sky" Laws.
           State laws affecting resales of securities issued in connection with bankruptcy reorganizations may vary. Those who become holders of securities issued pursuant to the Modified Plan should consult with their attorneys concerning the applicability of any state law affecting resales of such securities. This is particularly important since, upon information and belief, the Debtor understands that the Trustee has allowed the Debtor's listing in Moody's, Standard and Poors and Walkers to lapse, thereby invalidating the ability for the Stock to trade under the Blue Sky laws of at least a majority of the states.
          c.   Listing and Trading.
           IT IS ADVISABLE FOR EACH RECIPIENT OF SECURITIES ISSUED PURSUANT TO The Modified Plan TO CONSULT INDEPENDENT COUNSEL PRIOR TO SELLING THOSE SECURITIES. ALL CREDITORS AND EQUITY INTEREST HOLDERS ARE ALSO URGED TO CONSULT COUNSEL REGARDING TAX CONSEQUENCES OF The Modified Plan AND, IN PARTICULAR, ANY TAX CONSEQUENCES OF RECEIVING SECURITIES UNDER The Modified Plan.
                        ARTICLE VII.
                       CLASSES DEFINED
     A.   Unclassified Claims.
             Unclassified   claims   include   claims    for
administrative expenses entitled to priority under 11 U.S.C.
  507(a)(1) & (a)(8) of the Bankruptcy Code. The holder of each such claim is entitled to receive specific treatment under the Debtor's Plan (i.e., payment cash of the allowed amount of the claim), regardless of whether holders of claims having similar priority choose to accept different treatment (e.g., deferred cash payments over time).
           The unclassified claims include all claims for allowed administrative expenses, which include the fees and costs incurred by Debtor's counsel in representing the Debtor in this case. The unclassified claims also include allowed claims for certain taxes entitled to property in payment under the Bankruptcy Code.
          The Debtor estimates that unclassified claims will not exceed, at the time of confirmation, One Hundred Twenty Thousand Dollars ($120,000.00).
           The holders of unclassified claims, excluding claims entitled to priority under Section 507(a)(8), must be paid the allowed amounts of their claims in cash on the Effective Date of the Modified Plan, unless the claim holders agree to different treatment. Most claims and equity interests may be classified or aggregated for purposes of voting and treatment under the Modified Plan, based upon a substantial similarity among the claims or interests in the class. If a class of claims or interests votes to accept the Modified Plan, a rejection of the Modified Plan by some of the holders of the claims or interests in the class will not, by itself, prevent confirmation of the Modified Plan.
     B.   Classified Claims:
           Class  1:  The allowed secured claim of  Marathon
Investments, Inc.,
           Class  2:   The allowed secured claim of  Quantum
Corporation.
           Class 3:  The disputed claims of Mark Stetler and
William Doran.
          Class 4: The claims and equity security interests of the Reeves Group.
           Class 5:  The General Unsecured Creditors of  the
Debtor
          Class 6:  The Debtor's Equity Security Holders.
           Class 7: The claims and equity security interest of Don Bankston obtained by him pursuant to the  terms  of
the Global Settlement
                 Agreement.

     C.   IDENTIFICATION OF CLASSES IMPAIRED BY The Modified
Plan.

     All classes of claims and interests created by the Modified Plan are considered "impaired" pursuant to 11
U.S.C.   1124.  This means, in part, that the Modified  Plan
modifies the contractual rights of all holders of claims and interests, that holders of classified claims will not receive the allowed amounts of their claims in cash on the Effective Date of the Modified Plan, and that holders of allowed interests will not retain any fixed liquidation preference or be paid any fixed redemption amount for equity securities held.
     D.   TREATMENT OF UNCLASSIFIED CLAIMS.
          (Administrative Expenses and Priority Claims).
     1.     Unsecured,   Allowed  Priority  Claims   (Except
507(a)(8)).
     The  holders  of unsecured priority claims against  the
Debtor   existing  on  the  filing  date  (excluding  claims
described in 11 U.S.C. 507(a)(8)) and all claims for administrative expenses, including without limitation the actual necessary expenses of preserving the estate such as attorneys', accounting and management fees, will be paid in cash, in full, on the Effective Date or upon the expiration of the appeal period of the order allowing the claim, whichever is later, or at such other times as may be mutually agreed upon by the Debtor and such claimants.
     All trade and service debts and obligations incurred in
the normal course of the Debtor's business during the Chapter 11 case shall be paid when due in the ordinary course of business.
     2.   Unsecured Allowed  507(a)(8) Priority Claims.
     Each  holder of an Allowed Priority Claim as  specified
in 507(a)(8) of the Code shall receive on account of such claim, based on the sole discretion of the Debtor, either
(a) cash in the full amount of the allowed claim on the Effective Date or upon the expiration of the appeal period of the order allowing the claim, whichever is later, or (b) deferred equal cash payments, payable quarterly beginning ninety (90) days after the Effective Date or upon the expiration of the appeal period of the order allowing the claim, whichever is later, and made during a period not exceeding six (6) years after the date of assessment of such claim, of value, as of the Effective Date of the Modified Plan, equal to the allowed amount of such claim, which payments shall include interest on the allowed claim at the appropriate statutory rate.
     E.   TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.
     1.   Claim Amounts.
           Because certain of the claims against the  Debtor
are in unknown or undetermined amounts, the amounts of claims specified in this Modified Plan reflect only the
Debtor's  best estimate as of the date hereof.   A  list  of
creditors  and  claim amounts are included in the  Schedules and Statement of Affairs filed by the Debtor in this case on the 9th day of September 1997. The Debtor reserves the right to object to any claim and equity security interests noted in the Schedules and Statement of Affairs, or any other claim asserted against the Debtor, either prior to or following Confirmation, with the exception of the claims and
equity  security  interests  noted  in  the  Schedules   and
Statement  of  Affairs, or any other claim asserted  against the  Debtor, either prior to or following Confirmation, with the exception of the claims and equity security interests of
the   Reeves  Group,  Marathon  Investments,  Inc.,  Quantum
Incorporated, William Doran and Dale Ulrich, the Chapter 7 Trustee in the William N. Reeves Bankruptcy Case which are the subject of the Global Settlement Agreement. Under the Modified Plan, objections to claims must be filed within sixty (60) days following the Effective Date of the Modified Plan.
           The Debtor shall distribute all securities to Holders of Allowed Claims and Holders of Allowed Interests, pursuant to the terms of this Plan, on the Effective Date.
In calculating the number of units to be distributed pursuant to the formulae set forth below, the number of such units to be distributed to each Holder of an Allowed Claim or  Allowed Interest shall be rounded down to the next whole number.
          Class 1: Marathon is the holder of a claim in the amount of $159,325.00 secured by a first position lien on all of the Debtor's personal property. On the Effective Date, Marathon shall receive in full consideration of its
claim:   440,000  Diagnostic  units,  580,000  GSWCF  units,
300,000  XXYY  units and 300,000 AABB units.   In  addition,
Marathon   shall   receive  40,000  shares   of   Redeemable
Convertible Preferred Stock in the Reorganized Debtor.
           Marathon shall not retain its first position lien
on all of the Debtor's equipment, accounts receivable and other personal property and such lien shall be released and extinguished by operation of the Order Confirming Modified Plan and the distribution of securities as provided herein.
           Class 2: Quantum is the holder of a claim in the amount of $30,000.00 secured by a lien in second position on all of the Debtor's personal property. On the Effective Date, Quantum shall receive in full consideration of its
claim:    70,000  Diagnostic  units,  200,000  GSWCF  units,
480,000  XXYY  units and 480,000 AABB units.   In  addition,
Quantum shall receive 6,000 shares of Redeemable Convertible Preferred Stock in the Reorganized Debtor.
     Quantum  shall not retain its second position  lien  on
all of the Debtor's equipment, accounts receivable and other personal property and such lien shall be released and extinguished by operation of the Order Confirming Plan and the distributions of securities as provided herein.
           Class 3: The holders of the disputed claims in Class 3, Mark Stetler and William Doran, received the consideration that forms the basis of their claims through
Mr. Stetler's status as an insider of Debtor (former Vice-President and Assistant CEO) and subordination of this claim is  required  for purposes of distribution, pursuant  to  11
U.S.C.  510(b).   These  claims were also  disputed  by  the
Debtor and Mr. Doran filed an Objection to the Debtor's original Plan of Reorganization. Mr. Doran's Objection was
resolved  through  the  Global  Settlement  Agreement   and,
pursuant to same, he has withdrawn that Objection.
     The  holders of the disputed claims in Class  3  shall,
pursuant to Section 510(b), be treated as Class 6 equity interest holders and receive the pro rata portion of the aggregate amount of securities to be distributed to the Class 6 equity interest holders.
     To the extent that Mr. Stetler and Mr. Doran hold a judgement or a judgement lien that encumbers any property of Debtor, they shall not retain such lien and any such
judgement   or   judgment  lien  shall   be   released   and
extinguished by operation of the Order Confirming Plan.
           Class 4: The holders of the disputed claims and equity security interests in Class 4, the Reeves Group, shall receive from the Debtor, in exchange for their performance on all of their obligations under the terms of the Global Settlement Agreement, 2,550,000 Reeves Corp Units
on the Effective Date.
     In addition, Dale Ulrich, as the duly appointed Chapter
7 Trustee in the William N. Reeves Bankruptcy Case, shall receive the sum of $230,000.00 from the Debtor on the Effective Date, in exchange for and in full satisfaction of all of the claims and equity security interests of William Reeves and the Reeves Trust to be obtained by Mr. Ulrich pursuant to the terms of the Global Settlement Agreement and in  exchange  for Mr. Ulrich's performance  of  all  of  his
obligations  under  the  terms  of  the  Global   Settlement
Agreement.
     Following performance by the Debtor, Don Bankston, Dale Ulrich, William Reeves and P.E. Roberts, as the Trustee of
the Reeves Trust, of all of their respective obligations under the terms of the Global Settlement Agreement, all of the  alleged claims previously owned by William  Reeves  and the Reeves Trust will be deemed satisfied and all of the equity security interests previously alleged to have been owned by the William Reeves and the Reeves Trust will be canceled by the Debtor.
           Class 5: Each holder of an allowed Class 5 claim against the Debtor, the general unsecured creditors of the Debtor, shall receive, on the Effective Date and in full satisfaction of that claim, the following: approximately 26 Diagnostic Units per $100 of claim, 23 GSWCF Units per $100 of claim, 17 XXYY Units per $100 of claim, 19 AABB Units per $100 of claim and 9 DII Sub Units per $100 of claim.
           Class 6: Class 6 shall consist of all holders of Allowed Equity Interests in the Debtor. All of the Old Common Stock of Debtor shall be canceled by operation of this Plan and the Equity Interest Holders shall retain none of their Old Common Stock or other interests in Debtor.
     However, the Reorganized Debtor shall distribute to the
Equity   Interest  Holders,  on  the  Effective  Date,   the
following: 250,000 Diagnostic Units to be shared pro rata amongst all holders of Allowed Equity Interests, 100,000 GSWCF Units to be shared pro rata amongst all holders of Allowed Equity Interests, 130,000 XXYY Units to be shared pro rata amongst all holders of Allowed Equity Interests, 120,000 AABB Units to be shared pro rata amongst all holders of  Allowed  Equity Interests, 200,000 DII Sub Units  to  be
shared pro rata amongst all holders of Allowed Equity Interests and 2,450,000 Reeves Corp Units to be shared pro rata amongst all holders of Allowed Equity Interests. However, pursuant to the Global Settlement Agreement, Don Bankston, Marathon Investments, Inc., Quantum Incorporated, Bankston Electric Company and Monarch Investments, Inc., are
not entitled to and shall not receive any Reeves Corp Units.
     Accordingly, following the distribution contemplated by this Modified Plan, the current equity holders will own approximately 25% of the Reorganized Debtor, 10% of Great Southwest Chili Farm, 13% of XXYY Corp., 12% of AABB Corp.,
20% of DII Sub and 49% of Reeves Corp.
           Class  7:   By  virtue of the  Global  Settlement
Agreement, Don Bankston will obtain and become the holder of all of the disputed claims and equity security interests allegedly held by Pamela Reeves, Midas Corporation and Black Diamond Mining Corporation and all of the stock owned by Midas in GSWCF and Great Southwest Chile Company, Inc., a Nevada corporation ("GSWCCI"). On the Effective Date, Mr.
Bankson   shall  receive  in  exchange  for  and   in   full
satisfaction of all such disputed claims and equity security interests, including the GSWCF and the GSWCCI stock owned by Midas, 100,000 Diagnostic Units.
     Following performance by the Debtor, Don Bankston, Dale Ulrich, the Chapter 7 Trustee in the William N. Reeves Bankruptcy Case, Pamela Reeves, Midas Corporation and Black Diamond Mining Corporation of all of their respective
obligations  under  the  terms  of  the  Global   Settlement
Agreement, all of the alleged claims previously owned by Pamela Reeves, Midas Corporation and Black Diamond Mining Corporation will be deemed satisfied and all of the equity security interests previously alleged to have been owned by Pamela Reeves, Midas Corporation and Black Diamond Mining Corporation will be canceled by the Debtor. In addition, at such time and prior to distribution of the GSWCF Units, GSWCF and GSWCCI will be wholly owned subsidiaries of the Debtor.
     2.    Disputed Claims:    The Debtor or the Reorganized
Debtor and its attorneys may file on or before sixty (60) days from the Effective Date of the Modified Plan (a) an objection to any claim, (b) a motion to determine the extent, priority, or amount of any secured or other claim, or (c) a complaint to determine the validity, priority or extent of any lien or other interest in property of the Debtor's estate.
            Copies  of  responsive  pleadings  to  all  such
objections, motions, or complaints must be served upon Debtor's attorneys, Christopher R. Kaup, Esq. of Peskind Hymson & Goldstein, P.C., 14595 North Scottsdale Road, Scottsdale, Arizona, 85254.
     Where objections are made to any claim or to any motions or proceedings filed in regard to any lien, claim, or privilege, any payments or distributions of securities that are due in accordance with the Modified Plan shall be held in trust by the Reorganized Debtor, subject to the Bankruptcy Court's jurisdiction, in an interest-bearing or escrow account or accounts in Phoenix, Arizona, which account or accounts shall be federally insured (in the event of a distribution of a cash payment) and segregated unless otherwise stated herein or, in the alternative, one or more of the following will be provided:
     (i)  a letter of credit or other bond; or
     (ii) certificates of deposit or other security satisfactory to the Court to assure the payment of the claim.
      Within thirty (30) days after entry of a final, non-appealable order resolving any disputed claim, lien or
privilege,   payment,   including   accrued   interest,   or
securities shall be distributed to the claimant (subject  to the terms of the Modified Plan) or any other entity entitled to  distribution  in accordance with the Bankruptcy  Court's order.
      3.   Penalty Claims:     No creditor, whether secured,
unsecured,  priority, or nonpriority, shall be  entitled  to any fine, penalty, exemplary or punitive damages, late charges, default interest, or any other monetary charge relating to or arising from any act or omission by the
Debtor, and any claim for such sums shall be deemed disallowed, whether or not a specific objection to the allowance of such sums is filed. Creditors with allowed, secured claims shall be entitled to reasonable attorneys' fees and interest at a non-default rate, subject to the limitations of Section 506 of the Bankruptcy Code.
     4.   Unclaimed Distributions.
      All  distributions  of money or securities  under  the
Modified  Plan  which  are  returned  by  the  Post   Office
undelivered  or  which  cannot  be  delivered  due  to   the
distributee's failure to provide the Reorganized Debtor with a current address will be retained by the Reorganized Debtor in trust in a federally insured bank (in the event of a distribution of cash payment) or in an escrow account (in
the   event  of  a  distribution  of  securities)  for   the
distributee.   After the expiration of six (6)  months  from
the date of the first attempted distribution, any unclaimed monies, securities and all future distributions will vest in
the   Reorganized  Debtor,  free  of  any   claim   of   the
distributee.
                        ARTICLE VIII.
            POSTCONFIRMATION BUSINESS OPERATIONS.
      After the Effective Date, the Reorganized Debtor  will
continue  its  business  and  manage  its  affairs   without
supervision by the Bankruptcy Court, and it may enter into agreements to transfer, convey, encumber, use and lease any and all of its assets.
                         ARTICLE IX.
              OWNERSHIP OF THE DEBTOR'S ASSETS
      As of the Effective Date of the Modified Plan, the Reorganized Debtor shall retain and be vested with ownership of all property of the Debtor's Chapter 11 estate, as defined in 11 U.S.C. 541, and the Reorganized Debtor shall own  all  such property free and clear of all liens,  claims
and   interests   of  any  person  or  entity,   except   as
specifically provided in the Modified Plan or the order confirming the Modified Plan.
                         ARTICLE X.
     CONTINUATION AND TERMINATION OF SECURITY INTERESTS.
      Unless otherwise provided in the Modified Plan  or  in
the order confirming the Modified Plan, all creditors possessing allowed, secured claims shall retain their liens on  any  of their collateral the Reorganized Debtor acquires to secure payment of all cash or other property to be distributed to them pursuant to the terms of the Modified Plan. Such liens on the Reorganized Debtor's property shall be deemed relinquished and reconveyed to the Reorganized Debtor upon the payment to the holders of such liens of all money, property or securities due them in satisfaction of their allowed, secured claims pursuant to the terms of the Modified Plan.
      Moreover, once any lien is deemed relinquished and reconveyed to the Reorganized Debtor pursuant to the terms of the Modified Plan, the creditor who had claimed such lien shall immediately deliver to the Reorganized Debtor all documents, properly signed and notarized, needed to document the release of the lien according to any applicable state or federal law. If the required documentation is not supplied within one (1) week after demand therefor has been made, the Reorganized Debtor may seek an order from the Bankruptcy Court enforcing the lien release provisions of this Plan or entry of an order declaring the lien to be released or void.
      Except as stated previously in this subsection, all security interests and liens of any kind in any property the Reorganized Debtor acquires under the Modified Plan shall terminate and shall be deemed to have terminated upon the Effective Date of the Modified Plan.
                         ARTICLE XI.
                         INSURANCE.
      The Reorganized Debtor shall maintain insurance on all
of its and its subsidiaries' tangible personal and real property in an amount not less than the fair market value of that property and shall keep its and its subsidiaries' property in good repair, reasonable wear and tear excepted.
                         ARTICLE XII
            SATISFACTION OF CLAIMS AND INTERESTS.
      All classes of allowed claims and allowed interests shall receive the distributions set forth herein on account of  and in complete satisfaction of those allowed claims and
interests.   Without  limiting  the  foregoing,   upon   the
Effective Date of the Modified Plan, each holder (and each successor of a holder) of an allowed claim or an allowed interest shall be deemed to have waived, relinquished and released any and all of its rights and claims against the Debtor and the Reorganized Debtor, except as provided in the Modified Plan or the Order Confirming the Modified Plan.
                        ARTICLE XIII
            BINDING NATURE OF THE MODIFIED PLAN.
      Upon  the  entry of the Order Confirming the  Modified
Plan,   the  Modified  Plan  shall  bind  the  Debtor,   the
Reorganized Debtor, all entities that are to acquire any property under the Modified Plan, all creditors, and all equity security holders, whether or not their claims and interests are impaired under the Modified Plan and whether or  not  they have accepted the Modified Plan, as determined by 1141(a) of the Bankruptcy Code.
      This means, in part, that, except as provided by an express order of the Bankruptcy Court or pursuant to the terms of the Modified Plan or the Order Confirming the Modified Plan, all judicial, administrative or other actions or proceedings pending against the Debtor or arising out of claims accrued prior to the confirmation of the Modified Plan shall be permanently enjoined.
                        ARTICLE XIV.
       TERMINATION OF THE AUTOMATIC STAY AND DISCHARGE
      The automatic stay imposed by 11 U.S.C. 362(a) shall terminate when the Order Confirming the Modified Plan becomes nonappealable. Pursuant to Section 1141(a) of the
Bankruptcy Code, the entry of the Order Confirming the Modified Plan shall permanently bar the filing and asserting of any claims against the Debtor and the Reorganized Debtor which arose or relate to the period of time prior to the date of entry of that order, except as provided in the Modified Plan or the Order Confirming the Modified Plan.
                         ARTICLE XV.
            IMPLEMENTATION OF The Modified Plan.
      The  Modified Plan will be implemented,  in  part,  as
follows:
      1. The board of directors and officers of the Reorganized Debtor shall oversee implementation hereof.
      2.    The Articles of Incorporation and the Bylaws  of
the Reorganized Debtor shall be deemed to be amended in every way necessary to comply with and effectuate the terms and conditions of the Modified Plan.
      3.    The  board of directors shall have  all  of  the
powers granted any board of directors by the Nevada and Arizona statutes and any other applicable state or federal laws.
      4. The board of directors of the Reorganized Debtor shall have the power to amend the Articles of Incorporation and the Bylaws in any manner necessary to carry out the provisions of the Modified Plan. The board of directors
shall   be  entitled  to  use  and  exercise  all  pertinent
provisions of state and federal law.
      5. To implement the issuance of the securities provided for in the Modified Plan, the board of directors shall take all necessary steps required by the Code, Federal and state laws.
     6. The board of directors shall have the authority to make provision for payment of cash and/or distribution of securities to creditors as required hereby on the Effective Date of the Modified Plan or as otherwise provided herein.
                        ARTICLE XVI.
        MODIFICATION OF AND AMENDMENTS TO THIS PLAN.
      Prior to the entry of the Order Confirming this  Plan,
the Debtor may propose amendments or modifications in accordance with 11 U.S.C. 1127(a). After confirmation, the Reorganized Debtor may amend this Plan in the manner provided by Section 1127(b) of the Bankruptcy Code.
      The  Bankruptcy Court may, at any time, so long as  it
does not materially or adversely affect the interests of creditors and equity interest holders, remedy defects and omissions or reconcile any inconsistencies herein or in the Order Confirming the Modified Plan as may be appropriate to effectuate this Plan.
                        ARTICLE XVII.
      REMEDIES FOR DEFAULTS BY THE REORGANIZED DEBTOR.
      If the Reorganized Debtor fails to comply with the terms hereof, the holders of unsecured claims or equity interests in any class materially harmed thereby may proceed against the Reorganized Debtor and its property to enforce this Plan, taking any action permissible under federal or state law, in any court of competent jurisdiction.
      With respect to holders of liens on the Reorganized Debtor's property, such creditors may act in accordance with
any   applicable  and  existing  mortgage,  deed  of  trust,
security agreement, or other instrument evidencing a lien or encumbrance on their collateral.
                       ARTICLE XVIII.
         RETENTION OF BANKRUPTCY COURT JURISDICTION.
      Following confirmation of this Plan, the Bankruptcy Court shall retain, without limitation, jurisdiction for the following purposes and to provide any relief the Reorganized Debtor may require to effectuate the Modified Plan or any modification of the Modified Plan:
      1.    Deciding the proper classification of any claim,
determining   the   proper   allowance   for   purposes   of
distribution of claims estimated for purposes of voting, and resolving objections to claims;
      2.    Resolving all disputes regarding title to assets
of the Reorganized Debtor and all disputes arising under the
Bankruptcy Code;
      3. Hearing all matters and deciding all issues regarding the prosecution by the Reorganized Debtor of any Complaints or causes of action against Anita Goodloe, Joe
Niederquell  and  any associates or companies  of  same  for
theft   and  use  of  trade  secrets  and  infringement   of
trademarks  belonging  to  the Debtor  and  the  Reorganized
Debtor.
      4. Correcting of any defect, curing any omission, or reconciling any inconsistency between this Plan and the Order Confirming the Modified Plan as may be appropriate to effectuate the purposes and intent of this Plan;
     5.   Modifying this Plan after confirmation;
       6.     Enforcing  and  interpreting  the  terms   and
conditions of this Plan, any securities issued under this Plan, or any other documentation effectuating this Plan;
      7. Entering any order required to enforce the rights and powers of the Reorganized Debtor;
      8.    Determining any claim entitled to priority under
Section 507 of the Bankruptcy Code; and
      9. Entering any order required to close the Debtor's case.
                        ARTICLE XIX.
                  REQUEST FOR CONFIRMATION.
      The Debtor requests entry of an Order confirming the Modified Plan pursuant to Section 1129 of the Bankruptcy Code.
     DATED this ____ day of May, 1999.
                               PESKIND  HYMSON &  GOLDSTEIN,
P.C.


____________________________________
                              Christopher R. Kaup, Esq.
                               14595  North Scottdale  Road,
Suite 14
                              Scottsdale, AZ  85254


                              DIAGNOSTIC INTERNATIONAL INC.




By:_________________________________
                                            Jason    Pratte,
President
                                                  Diagnostic
International, Inc.
                                        2916 N. 35th Avenue,
#8
                                        Phoenix, AZ  85017